Exhibit 10

                      Opinion and Consent of Rogers & Wells



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                                                     September 26, 1997


Orbitex Group of Funds
660 Madison Avenue
New York, New York 10021

Ladies and Gentlemen:

         We have acted as counsel for Orbitex Group of Funds, a Delaware business trust (the "Fund"), in connection with the organization of the Fund, its registration as a opened-end investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "1933 Act"), and the 1940 Act of a Registration Statement on Form N-1A (the "Registration Statement") relating to the proposed public offering by the Fund of transferable units of beneficial interest in the Fund (the "Shares").

         In so acting, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

         Based upon the foregoing, and on such examination of law as we have deemed necessary, we are of the opinion that:

         1. The Fund has been duly formed and is validly existing in good standing under the laws of the State of Delaware.

         2. When the Shares have been offered and sold as contemplated in the Registration Statement and in accordance with the terms of the Underwriting Agreement, filed as an Exhibit to the Registration Statement, the Shares will be validly issued, fully paid and non-assessable.

         We consent to the filing of this opinion with the Securities and Exchange Commission as an Exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the form of statement of additional information contained therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Securities and Exchange Commission thereunder.


                                                     Very truly yours,

                                                     /s/ Rogers & Wells
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                                                     Rogers & Wells